   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1997
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                                 K.SWISS INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              95-4265988
  (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                              20664 BAHAMA STREET
                         CHATSWORTH, CALIFORNIA 91311
                                (818) 998-3388
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                                GEORGE POWLICK
         VICE PRESIDENT-FINANCE, CHIEF FINANCIAL OFFICER AND SECRETARY
                                 K.SWISS INC.
                              20664 BAHAMA STREET
                         CHATSWORTH, CALIFORNIA 91311
                                (818) 998-3388
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------

                 PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
         JONATHAN K. LAYNE                         DON S. DEAMICIS
    GIBSON, DUNN & CRUTCHER LLP                     ROPES & GRAY
       333 SOUTH GRAND AVENUE                  ONE INTERNATIONAL PLACE
   LOS ANGELES, CALIFORNIA 90071             BOSTON, MASSACHUSETTS 02110
           (213) 229-7000                          (617) 951-7000
                                ---------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                          PROPOSED         PROPOSED
                                           MAXIMUM          MAXIMUM
    TITLE OF SHARES      AMOUNT TO BE  AGGREGATE PRICE     AGGREGATE        AMOUNT OF
   TO BE REGISTERED       REGISTERED     PER UNIT(1)   OFFERING PRICE(1) REGISTRATION FEE
-----------------------------------------------------------------------------------------
Class A Common Stock--
 par value
 $.01 per share ......  300,000 shares     $17 1/8       $5,137,500.00      $1,556.82

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(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The maximum price per share information is based on the average of the high and the low sale price on October 10, 1997.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED OCTOBER 15, 1997

PROSPECTUS

                                 300,000 SHARES

                                  K.SWISS INC.

                              CLASS A COMMON STOCK

                                  -----------

  This Prospectus relates to 300,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of K.Swiss Inc., a Delaware corporation (the "Company" or the "Registrant"), which may be offered for sale hereby from time to time by the stockholder named herein under the caption "Selling Stockholder" (the "Selling Stockholder"). The outstanding Class A Common Stock of the Company is quoted on the Nasdaq National Market System (the "NMS") under the symbol "KSWS". On October 14, 1997, the last reported sale price of the Class A Common Stock on the NMS was $17 1/8 per share. The Company also has authorized and issued shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), which shares are not traded or quoted on any exchange or on the over-the-counter market.

  The attributes of Class A Common Stock and Class B Common Stock differ in three significant respects. Holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to ten votes per share. Class A Common Stock is not convertible but is freely transferable, and Class B Common Stock is transferable only to certain transferees but is freely convertible into Class A Common Stock. Presently, the holders of Class A Common Stock are entitled to elect two directors, and the holders of Class B Common Stock are entitled to elect five directors. In addition, certain actions may not be taken without the approval of 80% of the aggregate number of votes eligible to be cast, which approval is currently controlled by holders of Class B Common Stock.

  The Company will not receive any of the proceeds from the sale of shares of Class A Common Stock by the Selling Stockholder. Any or all of such Class A Common Stock covered by this Prospectus may be sold, from time to time, by means of ordinary brokerage transactions or otherwise. See "Plan of Distribution."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------

  The Selling Stockholder named herein, or any pledgees, donees, transferees or other successors in interest, directly, through agents to be designated from time to time or through dealers or underwriters also to be designated, may sell the Common Stock from time to time in one or more transactions on the one or more exchanges or in the over-the-counter market or in negotiated transactions, on terms to be determined at the time of sale. To the extent required, the specific Common Stock to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any such agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in a supplement to this Prospectus or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Plan of Distribution." By agreement, the Company will pay all the expenses of the registration of the Common Stock by the Selling Stockholder other than underwriting commissions and discounts and transfer taxes, if any. Such expenses to be borne by the Company
are estimated at $        .

  The Selling Stockholder and any broker-dealers, agents or underwriters that participate with the Selling Stockholder in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or discounts received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act.

                                  -----------

                The date of this Prospectus is October 15, 1997.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, DC 20549, on payment of prescribed charges. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically via EDGAR with the Commission. Such reports, proxy and information statements and other information concerning the Company also can be inspected at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, DC 20006.

  The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission, and the exhibits relating thereto, which have been filed with the Commission. Copies of the Registration Statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

  No person is authorized in connection with the offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated herein must not be relied upon as having been authorized by the Company, the Selling Stockholder set forth under "Selling Stockholder" or any underwriter. This Prospectus relates solely to the Common Stock and it may not be used or relied on in connection with any other offer or sale of securities of the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall under any circumstance imply that the information herein is correct as of any date subsequent to the date hereof.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously or simultaneously filed with the Commission by the Company are incorporated herein by reference and made a part hereof:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997.

(c) The description of the Company's Common Stock, contained in the Company's Registration Statement on Form 8-A dated June 4, 1990, including any amendment or report filed for the purpose of updating such description.

(d) The Company's Current Report on Form 8-K dated October 15, 1997.

  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference in this Prospectus, other than exhibits to such documents. Such documents may be obtained by writing to K.Swiss Inc., 20664 Bahama Street, Chatsworth, California 91311, Attention: Corporate Secretary, or by calling (818) 998-3388.

                                  THE COMPANY

  The Company designs, develops and markets an array of athletic footwear for high performance sports use and fitness activities. The Company was founded in 1966 by two Swiss brothers, who introduced one of the first leather tennis shoes in the United States. The shoe, the K.Swiss "Classic," has remained relatively unchanged from its original design, and accounts for a significant portion of the Company's sales. The Classic has evolved from a high-performance shoe into a casual, lifestyle shoe. Since its inception, the Company has emphasized in its marketing the Swiss heritage of the Company, including the commitment to produce products of high quality and enduring style. The Company plans to continue to emphasize the high quality and classic design of its products as it introduces new models of athletic footwear.

  The Company's product strategy combines classic styling with high quality components and technical features designed to meet performance requirements of specific sports. The Company endeavors to use classic styling to reduce the impact of changes in consumer preferences and believes this strategy leads to longer product life cycles than are typical of the products of certain of its competitors. Management believes long product life cycles reduce total markdowns over the life of the products, thereby enhancing their attractiveness to retailers. This strategy also enables the Company to maintain inventory with less risk of obsolescence than is typical of more fashion-oriented products.

  Consistent with this strategy, since 1988, management has expanded the Company's product line in a controlled manner while retaining the Company's original commitment to quality products with classic styling. Many of these new products incorporate technical advances to optimize the performance aspects of the shoes.

  The Company sells its products in the United States through independent sales representatives primarily to specialty athletic footwear stores, pro shops, sporting good stores and department stores. The Company also sells its products to a number of foreign distributors, with the largest export volume being sold to a distributor in Japan. The Company now has sales offices or distributorships throughout the world. During 1992, the Company established sales offices and now has appointed exclusive distributors in much of Europe. The Company believes that its overseas sales offices and foreign distributorships provide an opportunity for future growth.

  The Company was organized under the laws of the State of Delaware on April 16, 1990. The Company is successor in interest to K.Swiss Inc., a Massachusetts corporation, which in turn was successor in interest to K.Swiss Inc., a California corporation. The Company's principal executive offices are located at 20664 Bahama Street, Chatsworth, California 91311, and its telephone number is (818) 998-3388. Unless the context otherwise requires, the term the "Company" as used herein refers to K.Swiss Inc. and its consolidated subsidiaries.

                                USE OF PROCEEDS

  The Company will not receive any of the proceeds from any sales of the Common Stock offered hereunder by the Selling Stockholder.

                              SELLING STOCKHOLDER

  The following table sets forth certain information regarding ownership of the Company's Common Stock by the Selling Stockholder. Because the Selling Stockholder may offer all or part of the Common Stock which it holds pursuant to the offering contemplated by this Prospectus and because the offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of the Common Stock that will be held by the Selling Stockholder upon termination of any such sales. The information contained in the following table may be amended or supplemented from time to time.

                                                                                              NUMBER OF
                                                                                  NUMBER OF   SHARES OF            NUMBER
                          NUMBER OF                   NUMBER OF                   SHARES OF    CLASS B  PERCENTAGE   OF
                          SHARES OF      PERCENTAGE   SHARES OF       PERCENTAGE   CLASS A     COMMON   OF CLASS B SHARES
                           CLASS A       OF CLASS A    CLASS B        OF CLASS B   COMMON       STOCK     COMMON     OF
                         COMMON STOCK      COMMON    COMMON STOCK       COMMON      STOCK       HELD    STOCK HELD CLASS A
                         BENEFICIALLY       STOCK    BENEFICIALLY        STOCK     OFFERED      AFTER     AFTER    COMMON
SELLING STOCKHOLDER         OWNED        OUTSTANDING    OWNED         OUTSTANDING  HEREBY     OFFERING   OFFERING   STOCK
-------------------      ------------    ----------- ------------     ----------- ---------   --------- ---------- -------
The Biltrite
 Corporation............    30,000(1)(2)     0.8(3)    637,294(1)(2)     25.6(3)   300,000(1)  367,294     16.6        0

--------
(1) The Biltrite Corporation ("Biltrite") currently owns 30,000 shares of Class A Common Stock and 637,294 shares of Class B Common Stock. In the event Biltrite sells in excess of such 30,000 shares of Class A Common Stock, it will convert the necessary number of shares of its Class B Common Stock to shares of Class A Common Stock.

(2) Such shares are owned of record by Biltrite, of which Stanley Bernstein is Chairman of the Board and Chief Executive Officer and of which Stephen Fine is a Director, President and Chief Operating Officer.
    Messrs. Bernstein and Fine also are the sole shareholders of Biltrite.

(3) Percentage of shares of Class A Common Stock and Class B Common Stock owned prior to the conversion of shares of Class B Common Stock and prior to this offering.

  Messrs. Bernstein and Fine are Directors of the Company. In addition, Biltrite is a party to a stockholders agreement (the "Stockholders Agreement") relating to the manner in which certain shares of the Common Stock are voted. The holders of all outstanding shares of Class B Common Stock other than Kenneth Zises are parties to the Stockholders Agreement which provides in part as follows: so long as the number of shares of Class B Common Stock held by Biltrite and its affiliates (collectively, the "Biltrite Group") exceeds 15% of the total number of shares of Class B Common Stock outstanding, Steven Nichols and his affiliates (collectively, the "Nichols Group") will vote their shares of Class B Common Stock in favor of the election of two nominees of Biltrite as directors of the Company. The Nichols Group and the Biltrite Group also will vote their shares in connection with a merger or consolidation of the Company or a sale or lease of substantially all of its assets (collectively, a "Sale"), as Steven Nichols and Biltrite shall mutually direct. So long as the aggregate number of shares of Class B Common Stock held by the Biltrite Group is greater than or equal to 15% of the total number of outstanding shares of all classes of the Company's Common Stock (the "Biltrite Threshold") and the aggregate number of shares of Class B Common Stock held by the Nichols Group is greater than or equal to 10% of the total number of outstanding shares of all classes of the Company's Common Stock (the "Nichols Threshold"), Biltrite and Mr. Nichols shall direct the Biltrite Group and the Nichols Group to vote their shares in favor of a Sale only if both Biltrite and Mr. Nichols shall so agree. If Biltrite and Mr. Nichols do not agree, they shall mutually direct the Biltrite Group and the Nichols Group to vote their shares of Class B Common Stock against such Sale. If the number of shares of Class B Common Stock held by the Biltrite Group falls below the Biltrite Threshold, Biltrite and Mr. Nichols shall mutually direct the voting of the shares of Class B Common Stock in connection with a Sale as Mr. Nichols shall determine. If the number of shares of Class B Common Stock held by the Nichols Group falls below the Nichols Threshold, Biltrite and Mr. Nichols shall mutually direct the voting of the shares of Class B Common Stock in connection with a Sale as Biltrite shall direct. If the number of shares of Class B Common Stock held by each of the Biltrite Group and the Nichols Group falls below the Biltrite Threshold and the Nichols Threshold, respectively, members of each group are free to vote their shares with respect to a Sale as they see fit. During 1993, the number of shares of Class B Common Stock held by the Biltrite Group fell below the Biltrite Threshold.

  Pursuant to a Purchase Agreement, dated December 29, 1986 (the "Purchase Agreement"), between the Company, under its former name "324 Corp.", and Biltrite, Biltrite acquired certain "demand", "piggyback" and Form S-3 registration rights with respect to shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock held by Biltrite. The shares being registered pursuant to the Form S-3 Registration Statement of which this Prospectus forms a part are being registered pursuant to such registration rights. Pursuant to the Purchase Agreement, the Company will pay all the expenses of such registration, including, among others, expenses for counsel of Biltrite.

  The Company may from time to time supplement or amend this Prospectus, as required, to provide other information with respect to the Selling Stockholder.

                             PLAN OF DISTRIBUTION

  The Company will not receive any of the proceeds from the sale by the Selling Stockholder of the Common Stock offered hereby. Any or all of the shares of Common Stock may be sold from time to time (i) to or through underwriters or dealers, (ii) directly to one or more other purchasers, (iii) through agents on a best-efforts basis or (iv) through a combination of any such methods of sale.

  The shares of the Common Stock offered hereby (the "Shares") may be sold from time to time by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated prior to the sale. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

  The Selling Stockholder and any such underwriters, dealers or agents which participate in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Stockholder or by an agreement between the Selling Stockholder and any such underwriters or dealers. Brokers or dealers acting in connection with the sale of Common Stock contemplated by this Prospectus may receive fees or commissions in connection therewith.

  At the time a particular offer of Common Stock is made, to the extent required, a supplement to this Prospectus (each, a "Prospectus Supplement") will be distributed which will identify and set forth the aggregate number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Common Stock purchased from the Selling Stockholder, any discounts, commissions and other items constituting compensation from the Selling Stockholder and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Such Prospectus Supplement and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock.

  Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholder and any person participating in the distribution of the Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any such other person.

  In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Common Stock may not be sold unless it has been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available.

  The Company has agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities, including liabilities arising under the Securities Act.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY UNDERWRITER OR THEIR RESPECTIVE AFFILIATES. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH HEREIN OR THEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               -----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION......................................................   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................   2
THE COMPANY................................................................   3
USE OF PROCEEDS............................................................   3
SELLING STOCKHOLDER........................................................   4
PLAN OF DISTRIBUTION.......................................................   5

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                                300,000 SHARES

                               [LOGO OF K-SWISS]

                                 K.SWISS INC.

                                    CLASS A
                                 COMMON STOCK

                               -----------------

                                  PROSPECTUS

                               -----------------



                               OCTOBER 15, 1997

-------------------------------------------------------------------------------
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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF DISTRIBUTION

       Registration fee............................................. $ 1,556.82
       Blue Sky fees and expenses................................... $     0.00
       Legal fees and expenses*..................................... $12,000.00
       Printing expenses*........................................... $ 5,000.00
       Accounting fees and expenses*................................ $ 5,000.00
       Miscellaneous*............................................... $ 1,443.18
                                                                     ----------
           Total expenses........................................... $25,000.00
                                                                     ==========

--------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

  The Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the DGCL.

  As of May 3, 1990, the Registrant entered into, and the stockholders of the Registrant ratified, separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Registrant and certain officers of the Registrant. Pursuant to the terms and conditions of the Indemnity Agreements, the Registrant indemnified each indemnitee against any amounts which the indemnitee becomes legally obligated to pay in connection with any claim against the indemnitee based upon any act, omission, neglect or breach of duty which the indemnitee may commit, omit or suffer while acting in his capacity as a director and/or officer of the Registrant; provided, however, that such claim: (i) is not based upon the indemnitee's gaining in fact any personal profit or advantage to which the indemnitee is not legally entitled; (ii) is not for an accounting of profits in fact made from the purchase or sale by the indemnitee of securities of the Registrant within the meaning of Section 16(b) of the Exchange Act or similar provisions of any state law; and (iii) is not based upon the indemnitee's knowingly fraudulent, deliberately dishonest or willful misconduct.

  The Indemnity Agreements provide that all costs and expenses incurred by the indemnitee in defending or investigating such claim shall be paid by the Registrant in advance of the final disposition thereof unless a determination is made by the disinterested directors of the Registrant, independent legal counsel, the stockholders of the Registrant or a court of competent jurisdiction that: (i) the indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant; (ii) in the case of any criminal action or proceeding, the indemnitee had reasonable cause to believe his conduct was unlawful; or (iii) the indemnitee intentionally breached his duty to the Registrant or its stockholders. Each indemnitee has undertaken to repay the Registrant for any costs or expenses so advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that the indemnitee is not entitled to indemnification under the Indemnity Agreement.

  The Registrant has a liability insurance policy in effect which covers certain claims against any officer or director of the Registrant by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

  For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16. EXHIBITS

                                    TITLE OF EXHIBIT
                                    ----------------
    4.1 Amended and Restated Certificate of Incorporation of K.Swiss Inc.
        (incorporated by reference to Exhibit 3.4 to the Company's Registration
        Statement on Form S-1 (Registration No. 33-34369))
    4.2 Amended and Restated Bylaws of K.Swiss Inc. (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the
        fiscal year ended December 31, 1991)
    4.3  Certificate of Designations of Class A Common Stock (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on
         Form S-1 (Registration No. 33-34369))
    4.4  Certificate of Designations of Class B Common Stock (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on
         Form S-1 (Registration No. 33-34369))
    4.5  Specimen K.Swiss Inc. Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on
         Form S-1 (Registration No. 33-34369))
    4.6 Specimen K.Swiss Inc. Class B Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on
        Form S-1 (Registration No. 33-34369))
    5.1  Opinion of Gibson, Dunn & Crutcher LLP re: legality
   23.1  Consent of Grant Thornton LLP
   23.2  Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
   24.1 Power of Attorney (included as part of the signature page filed herewith)

ITEM 17. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on

  Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on the 13th day of October, 1997.

                                          K.SWISS INC.

                                          By:  /s/ George Powlick
                                              ----------------------------------
                                                      George Powlick
                                              Vice President--Finance, Chief
                                              Financial Officer and Secretary

                               POWER OF ATTORNEY

  We, the undersigned officers and directors of K.Swiss Inc., hereby severally constitute Steven Nichols and George Powlick, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable K.Swiss Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

  Witness our hands on the date set forth below.

  Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
  /s/ Steven Nichols                 Chairman of the Board,         October 13, 1997
____________________________________  President and Chief
   Steven Nichols                     Executive Officer and
                                      Director


  /s/ George Powlick                 Vice President--Finance,       October 13, 1997
____________________________________  Chief Financial Officer,
   George Powlick                     Secretary and Director
                                      (Principal Financial and
                                      Accounting Officer)


  /s/ Stanley Bernstein              Director                       October 13, 1997
____________________________________
   Stanley Bernstein


  /s/ Lawrence Feldman               Director                       October 13, 1997
____________________________________
   Lawrence Feldman


  /s/ Stephen Fine                   Director                       October 13, 1997
____________________________________
   Stephen Fine


  /s/ Jonathan Layne                 Director                       October 13, 1997
____________________________________
   Jonathan Layne


  /s/ Martyn Wilford                 Director                       October 13, 1997
____________________________________
   Martyn Wilford

                                 EXHIBIT INDEX

                                                                  SEQUENTIALLY
 EXHIBIT                                                            NUMBERED
   NO.                         DESCRIPTION                           PAGE*
 -------                       -----------                        ------------
  4.1    Amended and Restated Certificate of Incorporation of
         K.Swiss Inc. (incorporated by reference to Exhibit 3.4
         to the Company's Registration Statement on Form S-1
         (Registration No. 33-34369))

  4.2    Amended and Restated Bylaws of K.Swiss Inc.
         (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991)

  4.3    Certificate of Designations of Class A Common Stock
         (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1
         (Registration
         No. 33-34369))

  4.4    Certificate of Designations of Class B Common Stock
         (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1
         (Registration
         No. 33-34369))

  4.5    Specimen K.Swiss Inc. Class A Common Stock Certificate
         (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1
         (Registration
         No. 33-34369))

  4.6    Specimen K.Swiss Inc. Class B Common Stock Certificate
         (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1
         (Registration
         No. 33-34369))

  5.1    Opinion of Gibson, Dunn & Crutcher LLP re: legality

 23.1    Consent of Grant Thornton LLP

 23.2    Consent of Gibson, Dunn & Crutcher LLP (included in
         Exhibit 5.1)

 24.1 Power of Attorney (included as part of the signature page filed herewith)

--------
 * Only contained in manually executed version